EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-8 of American Public Education, Inc. of our report dated February 27, 2014, relating to our audits of the consolidated financial statements, and the financial statement schedule and internal control over financial reporting, which appear in the Annual Report on Form 10-K of American Public Education, Inc. for the year ended December 31, 2013.

/s/ McGladrey LLP

McLean, Virginia
June 27, 2014